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EXHIBIT (4)(f)                                     Third Amendment to the
                                                   Loan and Security Agreement

[LOGO]
BankAmerica
Business Credit, Inc.


June 6, 1994


Mr. Mark Brody
Sudbury, Inc.
30100 Chagrin Blvd.
Suite 203
Cleveland, Ohio 44124

Re: Amendment No. 3 to Loan and Security Agreement

Dear Mr. Brody:

Reference is hereby made to that certain Loan and Security Agreement (the "Agreement") dated as of May 28, 1993, as amended from time to time, and executed by and among Sudbury, Inc. (the "Parent"), Cast-Matic Corporation, Frisby Mfg. Co., Industrial Powder Coatings, Inc. ("IPC"), Iowa Mold Tooling Co., Inc., South Coast Terminals, Inc., and Wagner Castings Company (collectively, the "Borrower") and BankAmerica Business Credit, Inc., formerly known as BA Business Credit, Inc. (the "Agent" and a "Lender"), National City Bank, and Star Bank, National Association (collectively, the "Lenders"). Certain capitalized terms used herein shall have the same meanings attributed to them in the Agreement.

The Borrower has requested certain modifications to the Agreement relating to IPC's recent agreement with General Electric Company ("GE") to be IPC's sole supplier of GE's 1995 washer program. The Agent and the Lenders have considered the requests and the Agreement is hereby amended and modified as follows:

1. In Section 1.1 of the Agreement the definition "CAP EX AVAILABILITY" is hereby deleted and replaced to read as follows:

         " 'CAP EX AVAILABILITY' means as of any date, the lesser of (i) seventy-five percent (75%) of the out of pocket, non-financed acquisition costs paid by Borrower subsequent to the Closing
         Date for Capital Expenditures, net of any delivery and installation charges; or (ii)



55 West Monroe, Xerox Centre, Suite 3600, Chicago, IL 60603
(312) 553-7300, FAX (312) 704-1255
A Subsidiary of BankAmerica Corporation



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Mr. Mark Brody
Amendment No. 3 to Loan and Security Agreement
June 6, 1994
Page 2


         $3,000,000 minus (a) the aggregate principal balance of all Cap Ex Loan(s) and (b) Cap Ex Reserve(s) made prior to such date."

2. In Section 1.1 of the Agreement the definition "CAP EX RESERVE" is hereby added to the Agreement to read as follows:

         " 'CAP EX RESERVE' means at any time a reserve established by Agent against Cap Ex Availability which represents seventy-five percent (75%) of the out of pocket, nonfinanced acquisition costs paid by IPC subsequent to Fiscal Year 1994 for Capital Expenditures, net of any delivery and installation charges which have met each of the criteria of the Agreement to fund a Cap Ex Loan except for the condition set forth under Section 2.5(f)(viii) and for which IPC and the Parent have designated, in writing, as amounts to reduce Capital Expenditures for purposes of calculating the Consolidated and IPC Fixed Charge Ratio. This reserve will be a permanent reserve unless IPC subsequently requests that a Cap Ex Loan be funded under the Cap Ex Loan Facility for Capital Expenditures which have been previously reserved from Cap Ex Availability ("Requested Cap Ex Loan") and provided this Requested Cap Ex Loan is in compliance with the terms of the Agreement and specifically Section 2.5(f)(viii), then the Cap Ex Reserve will be reduced by the same amount as the Requested Cap Ex Loan to accommodate the funding of the Requested Cap Ex Loan."

3. In Section 1.1 of the Agreement the definition "FIXED CHARGE RATIO" is hereby deleted and replaced to read as follows:

         " 'FIXED CHARGE RATIO' means, as applied to any one or more Persons at any date, the number that is equal to (i) EBITDA of such Person(s) less Capital Expenditure of such Person(s) (excluding Capital Expenditures of IPC which have been (a) financed under the Cap Ex Loan Facility or (b) could be financed under the




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Mr. Mark Brody
Amendment No. 3 to Loan and Security Agreement
June 6, 1994
Page 3


         Cap Ex Loan Facility for which Cap Ex Availability has been reduced by a Cap Ex Reserve for this same amount) divided by (ii) the number that is equal to the Fixed Charges paid by such Person(s), all as of the date of such calculation on a cumulative basis from June 1, 1993 through the next twelve (12) months and thereafter on a rolling twelve
         (12) month cumulative basis."

4.  In Section 2.5(f)(iv) of the Agreement the amount "...$1,000,000..."
    is hereby deleted therefrom and replaced with the amount "...$500,000...".

5. In Section 3.1(c) of the Agreement the language "...one and three-quarters percent (1.75%) plus the Reference Rate..." is hereby deleted and replaced with the language "...one and one-half percent (1.50%) plus the Reference Rate...".

6. In Section 9.23(a) of the Agreement the Maximum Capital Expenditures for the Borrower for Fiscal Year 1995 in the amount of "$7,505,000" is hereby deleted and replaced with the amount "9,705,000".

7. In Section 9.23(b) of the Agreement the Maximum Capital Expenditures for IPC for Fiscal Year 1995 in the amount of "$3,200,000" is hereby deleted and replaced with the amount "$5,400,000".

8. In Section 9.29(a) and (e) of the Agreement for purposes of calculating Consolidated and IPC's Fixed Charge Ratio, the minimum draw requirements under Section 2.5(f)(iv) will not apply for IPC's Capital Expenditures which could be funded under the Cap Ex Loan Facility for which Cap Ex Availability has been blocked for this same amount.

9. IPC shall make mandatory prepayments of its Cap Ex Loan with any monies received by IPC from GE which reimburse IPC for costs under Paragraph 8 of the Powder Blank Coating Program Agreement dated as of March 31, 1994 by and between IPC and GE and subsequently executed May 4, 1994, a copy of which is attached hereto as Exhibit "A". The prepayments will be applied first to the IPC Cap Ex Loan in inverse order of maturity until paid in full, then to the IPC Revolving Loan until paid in full, then as mandatory prepayments of the Term





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Mr. Mark Brody
Amendment No. 3 to Loan and Security Agreement
June 6, 1994
Page 4


    Loans as described in Section 4.5, then as mandatory prepayments of the Cap Ex Loans as described in Section 4.10, and then as mandatory prepayments of the Borrower Revolving Loans on a pro rata basis based on the ratio of each Borrower Individual Borrower Loan Facility to the Revolving Loan Facility.

Except as modified herein, the Agreement remains in full force and effect and is hereby ratified and affirmed. Please indicate your acceptance of this Amendment No. 3 to the Agreement by executing in the places provided below and this Amendment No. 3 shall be deemed effective as of the date first written above.


Respectfully yours,


BANKAMERICA BUSINESS CREDIT, INC.,
as Agent and Lender


By: /s/ Gregory R. Eck
    -------------------------
Its: Vice President


NATIONAL CITY BANK,
as Lender

By: /s/ James R Myers
    -------------------------
Its: Assistant Vice President


STAR BANK, NATIONAL ASSOCIATION,
as Lender

By: /s/  Suzanne E. Geiger
    -------------------------
Its: Vice President






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Mr. Mark Brody
Amendment No. 3 to Loan and Security Agreement
June 6, 1994
Page 5


ACCEPTED AND AGREED:

SUDBURY, INC.

By:  Mark E. Brody
     ----------------------------
Its: Vice President
     ----------------------------

CAST-MATIC CORPORATION

By:  Mark E. Brody
     ----------------------------
Its: Vice President
     ----------------------------

FRISBY MFG. CO.

By:  Mark E. Brody
     ----------------------------
Its: Vice President
     ----------------------------

INDUSTRIAL POWDER COATINGS, INC.

By:  Mark E. Brody
     ----------------------------
Its: Vice President
     ----------------------------

IOWA MOLD TOOLING CO., INC.

By:  Mark E. Brody
     ----------------------------
Its: Vice President
     ----------------------------
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Mr. Mark Brody
Amendment No. 3 to Loan and Security Agreement
June 6, 1994
Page 6

SOUTH COAST TERMINALS, INC.

By:  Mark E. Brody
     --------------------------------
Its: Vice President
     --------------------------------

WAGNER CASTINGS COMPANY

By:  Mark E. Brody
     --------------------------------
Its: Vice President
     --------------------------------
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Third Amendment to the Loan and Security Agreement

Exhibit List:

        Exhibit A - Powder Blank Coating Program Agreement dated March 31, 1994